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                                                                                                            Exhibit 10(p)

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

CLARINBRIDGE, LLC,

 a Nevada limited liability company

AND

SIBONEY CORPORATION,

A Maryland corporation

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 19, 2007 (the “Effective Date”), by and between Clarinbridge, LLC, a Nevada limited liability company (“Buyer”), and Siboney Corporation, a Maryland corporation (“Seller”).

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WHEREAS, Seller is the owner of that certain asset more particularly described in Exhibit A attached hereto and incorporated herein (the “Asset”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Asset, at the price and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agrees as follows:

1.	DEFINITIONS

For all purposes of this Agreement, capitalized terms not otherwise defined herein shall have the following meanings:

“Affiliate” means with respect to any Person (including a Party), such Person’s heirs, assigns, successors, delegates, agents, legal representatives, officers, directors, managers, employees, contractors, stockholders, partners, members, subsidiaries or investors of or in such Person or of or in any Affiliate of such Person, or any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other agreement, or any event which with the passing of time or the providing of notice, or both, would constitute such a breach, inaccuracy or failure.

“Business Day” means a day of the year that is not a Saturday, Sunday or a day on which banks are required to close in the State of New York.

“CEO” means the Chief Executive Officer of Seller.

“Claim” means any past, present or future demand, claim, pleading, complaint, charge, suit, action or cause of action, in law or equity, whether known, unknown, actual or threatened, claiming any loss, damage, Liability, performance, due, fine, amount, penalty, assessment, Taxes, costs or expenses including, without limitation, interest, penalties and attorneys’ fees and disbursements.

“Closing” means the consummation of the transactions and the making of the deliveries contemplated by this Agreement.

“Control” or “Controlled” means possession, directly or indirectly, of a right or rights to direct the management of a Person.

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“EST” means Eastern Standard Time.

“Encumbrance” means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, determination, ruling, order, decree, writ, judgment, injunction, condition, restriction, agreement, Claim or equity of any kind, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code (“UCC”) or any similar statute, or any subordination agreement in favor of another person.

“Laws” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, rulings, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and assets of such Person.

“Liability” means any liability, debt or other obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including, without limitation, any Liability for Taxes.

“Party” means Buyer or Seller as a party to this Agreement.

“Person” means any individual, for-profit or not-for-profit corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, union or other entity or governmental body or agency, including a Party.

“Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imposts, duties, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

2.	SALE AND PURCHASE OF THE ASSET

2.1.	The Asset

On the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, assign, transfer and deliver to Buyer, and Buyer hereby agrees to purchase, assume and accept from Seller, the Asset.  The sale and purchase of the Asset shall be effected on the Closing Date (defined in Section 8.1), as more fully set forth herein.  Nothing in this Agreement shall be construed as Buyer purchasing from Seller anything other than the Asset.  Furthermore, both Parties acknowledge and agree that Buyer agrees to purchase the Asset to hold for future settlement or other disposition, and not for the primary purpose of commencing litigation or any dispute with respect to the Asset.

2.2.	No Assumption of Liabilities

Buyer shall not assume or be deemed to have assumed, and Seller shall remain responsible for, any and all Liabilities of Seller relating to the Asset including, without limitation, Liabilities or obligations of Seller arising from Seller’s conduct with respect to the Asset or the underlying assets giving rise to the Asset, Tax Liabilities related to the Asset, or any Encumbrance affecting the Asset.

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2.3.	Purchase Price

For and in consideration of the conveyances described herein, upon satisfaction of the conditions described in Section 7, Buyer agrees to pay in aggregate to Seller, and Seller agrees to accept from Buyer as full consideration for the sale of the Asset, the sum of ONE MILLION EIGHTEEN THOUSAND SEVEN HUNDRED TWENTY FIVE U.S. DOLLARS AND NO CENTS (USD$1,018,725.00) (the “Purchase Price”).

2.4.	Delivery of Purchase Price

The Purchase Price shall be delivered to Seller by Buyer at Closing by wire transfer of immediately available funds to an account designated by Seller in writing to Buyer no later than three (3) Business Days prior to Closing (the “Wire Notice”).  Each Party shall be solely responsible for any bank wire or other transaction fees charged to it by its respective financial institution or escrow in connection with the delivery of the Purchase Price.

2.5.	Disposition of Purchase Price

Seller hereby agrees that the amount of the Purchase Price, and the manner in which it is to be delivered (as set forth in Sections 2.3 and 2.4, respectively), constitute adequate and sufficient consideration for the sale to Buyer of all title, rights and interests held by Seller in and to the Asset and for the performance by Seller of all of its covenants and agreements hereunder.

3.	ADDITIONAL UNDERTAKINGS AND COVENANTS

3.1.	Confidentiality and Disclosure of Transaction

That certain Letter Agreement on Disclosure of Confidential and Proprietary Information effective as of October 29, 2007 and entered into by the Parties (the “Confidentiality Agreement”) is hereby incorporated herein by reference and shall govern all aspects of confidentiality, nondisclosure and noncompetition with respect to Confidential Information (as that term is defined in the Confidentiality Agreement), the Asset, this Agreement and the transactions contemplated thereby, and in all such respects not inconsistent with this Agreement.  In addition, the Parties agree that neither Party shall disclose or otherwise communicate to any other Person (that is not a Party or its Affiliate) the content, provisions or terms of this Agreement or that any transaction contemplated thereby shall be or has been consummated (except as permitted by the Confidentiality Agreement or required under the rules of any regulatory authority (including the Securities and Exchange Commission) having jurisdiction over either Party).  In the event that Seller is required to make a disclosure under the rules of any regulatory authority (including the Securities and Exchange Commission) having jurisdiction over Seller, regarding any aspect of the transactions contemplated hereby, such disclosure shall not include: (a) any information provided by Buyer or its Affiliates to Seller respecting valuation of the Asset or calculation of the Purchase Price; and (b) any other information that is not reasonably necessary to fulfill the minimum requirements of the disclosure rules of any regulatory authority (including the Securities and Exchange Commission) having jurisdiction over Seller.

3.2.	Due Diligence; No Other Offers

3.2.1.	Due Diligence

For valuable consideration, the receipt of which is hereby acknowledged, and through Closing, Seller agrees that Buyer shall have the right to complete its due diligence investigation of Seller and the Asset (“Due Diligence”), and Seller agrees to cooperate fully and in good faith to attempt to complete a transaction relating to the Asset as expeditiously as possible after Buyer has confirmed with Seller that Buyer is satisfied with its Due

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Diligence.  In furtherance of the foregoing, Seller will provide Buyer, upon reasonable request by Buyer, full access to any documents, records or other materials in the possession of Seller relating to the Asset and Seller’s business relating to the Asset, and will furnish Buyer with copies of documents and with such other information as Buyer may reasonably request, all subject to the provisions of Section 3.1.  If in Buyer’s sole and absolute discretion Buyer is not satisfied for any reason whatsoever with any of the results of its Due Diligence, Buyer shall have the right to terminate this Agreement by providing written notice to Seller at any time prior to Closing.  In the event that this Agreement is terminated pursuant to this Section 3.2.1, the Parties shall be relieved from all further obligation or Liability hereunder, except with respect to those terms and provisions which shall survive such termination as provided herein, including the confidentiality provisions set forth in Section 3.1 which shall survive.

3.2.2.	No Other Offers

Seller acknowledges that Buyer will incur significant expense in connection with Due Diligence.  As a result, upon execution and delivery of this Agreement by Seller and through Closing: (a) Seller shall terminate any existing discussions or negotiations and shall cease to provide information to or otherwise cooperate with any party other than Buyer and its Affiliates with respect to any transaction relating to the Asset including, without limitation, a sale, exchange, transfer, gift, loan or pledge of the Asset (“Asset Transaction”); (b) unless and until this Agreement is terminated pursuant to Section 11, neither Seller nor any of its Affiliates will directly or indirectly encourage, solicit, initiate, have or continue any discussions or negotiations or participate in any discussions or negotiations with, or provide any information to or otherwise cooperate in any other way with, or enter into any agreement, letter of intent, term sheet or agreement in principle with, or facilitate or encourage any effort or attempt by any Person (other than with Buyer and its Affiliates) concerning any Asset Transaction; (c) Seller shall notify Buyer promptly of any inquiries, proposals or offers made by any Person to Seller with respect to any Asset Transaction and furnish Buyer with the general terms thereof (including, without limitation, the type and amount of consideration offered, the purpose of the proposed Asset Transaction and the identity of such Person and proof of such Person’s ability to pay such consideration, notwithstanding any confidentiality agreement with such Person to which Seller may be party, provided that Buyer shall maintain such terms of confidentiality); (d) Seller shall deal exclusively with Buyer with respect to the Asset at the exclusion of any other prospects respecting an Asset Transaction; and (e) Buyer shall, in the event of any proposed Bona Fide Offer (as defined in this Section 3.2.2) respecting the Asset, have a right of first refusal to purchase the Asset from Seller, for a price that is substantially similar to the consideration proposed in a Bona Fide Offer and under the terms and conditions of this Agreement, in lieu of such Person, by providing Seller with written notice, within thirty (30) days of receiving notice from Seller of a Bona Fide Offer, of Buyer’s intent to purchase the Asset.  In the event that Buyer exercises such right of first refusal, Closing shall occur within thirty (30) days of the date of such exercise.  “Bona Fide Offer” for purposes of this Section 3.2.2 means an irrevocable and verifiable offer by a Person other than by an Affiliate of Seller to enter into a transaction respecting the Asset, regardless of the form or type of transaction.

3.3.	Maintenance of the Asset

Seller shall not, from the Effective Date through Closing, have sold, assigned, exchanged, transferred, gifted, loaned, settled or otherwise pledged the Asset to the favor of another Person, or otherwise placed or allowed to be placed on the Asset any Encumbrance, and shall have maintained the Asset in accordance with Section 4.5.  Notwithstanding anything to the contrary in this Section 3.3, if and only if in the event that the transactions contemplated herein are not consummated by the Parties, nothing in this Agreement shall be construed to limit, either directly or indirectly, any rights provided to Seller under any Laws respecting the Asset, including any ability or right it may have to participate in any settlement respecting the Asset.

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3.4.	Disclosure of Certain Information; Certain Actions

If, from the Effective Date and at any time through Closing, Seller becomes aware of any information which would cause the condition precedent set forth in Section 7.1 not to be satisfied, Seller covenants that it will promptly inform Buyer.  Subject to the terms and conditions hereof, from the Effective Date through Closing the Parties shall not take any action which reasonably could be expected to render any representation or warranty or covenant contained in this Agreement untrue or incorrect in any material respect (except to the extent a representation or warranty or covenant is qualified by materiality, in which case the Parties shall refrain from taking any action that would render such representation or warranty or covenant untrue or incorrect in any respect) through Closing.  From the Effective Date through Closing, upon learning thereof, each Party shall provide prompt written notice to the other Party of any adverse development causing a Breach of any of such Party’s own representations and warranties or of any material development affecting the ability of such Party to consummate the transactions contemplated hereby and carry out its obligations hereunder.  No disclosure by any Party pursuant to this Section 3.4 shall be deemed to prevent or cure any misrepresentation, Breach of warranty or Breach of covenant by such Party.

3.5.	Reasonable Efforts

Each Party shall use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions precedent to Closing set forth in Sections 6 and 7).

4.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

4.1.	Organization and Standing

Seller is a Maryland corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland, and has full and unrestricted corporate authority to sell, transfer, assign or otherwise dispose of the Asset, to execute this Agreement and to carry out the transactions contemplated hereby.

4.2.	Authorization

The execution, delivery and performance by Seller of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller.

4.3.	Noncontravention

The execution, delivery and performance by Seller of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby (a) do not and will not conflict with, or violate any provision of, any Law having applicability to Seller or any of its assets, except for such conflicts or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller to close the transactions contemplated hereby, or any provision of any governing document of Seller, (b) do not and will not conflict with, or result in any Breach of, or constitute a default under any material agreement to which Seller is a party or by which it or any of its assets may be bound, and (c) do not and will

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not result in or require the creation or imposition of or result in the acceleration of any indebtedness with respect to Seller or any of its assets.

4.4.	Taxes

           Seller or its Affiliates have not caused any security interests or other Encumbrance upon the Asset in connection with any failure (or alleged failure) to pay any Taxes, and Seller is not aware and has no reason to be aware of any dispute or Claim concerning any Liability for Taxes in connection with or that may affect the Asset.

4.5.	Title to the Asset

Except as set forth on Schedule 4.5, Seller has good, valid and marketable title to the Asset owned by it, free and clear of all Encumbrances.

4.6.	Absence of Claims

Except for those Claims included in the list of Encumbrances set forth on Schedule 4.5 that will be satisfied prior to or at Closing, there are no Claims affecting or involving Seller or the Asset or the transactions contemplated by this Agreement which may prohibit or otherwise restrict the sale of the Asset by Seller to Buyer.

4.7.	Binding Obligation

This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, and each document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and (b) general principles of equity as determined by a court of competent jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.8.	Disclosure

No information in any significant written materials furnished or to be furnished by Seller to Buyer pursuant to this Agreement, or in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue or misleading statement or omit or will omit any fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

4.9.	Solvency

Both prior to and through Closing, after giving effect to the transactions contemplated by this Agreement and the other agreements executed in connection herewith, Seller is not and will not be insolvent.

4.10.	Absence of Bankruptcy Proceedings

There are no bankruptcy, reorganization or arrangement Claims pending against, being contemplated by, or threatened against Seller.

5.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

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5.1.	Organization and Standing

Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the full and unrestricted limited liability company power and authority to acquire, own and hold the Asset, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

5.2.	Authorization

The execution, delivery and performance by Buyer of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of Buyer.

5.3.	Noncontravention

The execution, delivery and performance by Buyer of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby (a) do not and will not conflict with, or violate any provision of, any Law having applicability to Buyer or any of its assets, except for such conflicts or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to close the transactions contemplated hereby, or any provision of any governing document of Buyer, (b) do not and will not conflict with, or result in any Breach of, or constitute a default under any material agreement to which Buyer is a party or by which it or any of its assets may be bound, and (c) do not and will not result in or require the creation or imposition of or result in the acceleration of any indebtedness with respect to Buyer or any of its assets.

5.4.	No Affiliation with the Republic of Cuba (“Cuba”)

Buyer and its Affiliates have never been, are not and have no intention of being affiliated with Cuba in violation of any Law, and any and all principals owning or otherwise having an investment in the interests of Buyer, in whole or in part, with respect to such ownership or investment, are and remain in compliance with applicable Law including, but not limited to, U.S. Laws relating to the economic embargo against Cuba, counterterrorism, anti-drug trafficking, foreign corrupt practices and other “know your customer” requirements.

5.5.	Binding Obligation

This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, and each document to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and (b) general principles of equity as determined by a court of competent jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent, and failure to satisfy any such condition precedent shall excuse and discharge all obligations of Seller to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Seller:

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6.1.	Representations and Warranties

The representations and warranties made by Buyer in this Agreement shall be true and complete in all respects when made and on and through Closing as though such representations and warranties were made on and as of such time, except to the extent a representation or warranty is qualified by materiality, in which case Seller shall refrain from taking any action that would render such representation or warranty untrue or incorrect in any respect.

6.2.	Performance

Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Buyer prior to Closing.

6.3.	Legal Proceedings

No action or proceeding by or before any governmental authority shall have been instituted by Buyer or its Affiliates (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

6.4.	Officer Certificate

Buyer shall have delivered to Seller a certificate executed by a senior officer of Buyer, certifying to the fulfillment by Buyer of the conditions set forth in Sections 6.1 through 6.3 (“Officer Certificate”).

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Buyer:

7.1.	Representations and Warranties

The representations and warranties made by Seller in this Agreement shall be true, complete and correct in all material respects when made and on and through Closing as though such representations and warranties were made on and as of such time, except to the extent a representation or warranty is qualified by materiality, in which case Seller shall refrain from taking any action that would render such representation or warranty untrue or incorrect in any respect.

7.2.	Performance

Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with prior to Closing.

7.3.	Legal Proceedings

No action or proceeding by or before any governmental authority shall have been instituted by Seller or its Affiliates (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

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7.4.	Material Consents

At or prior to Closing, the secured creditors of Seller including, but not limited to, those listed in Schedule 7.4 shall have provided in writing to Seller their respective consents (the “Material Consents”) to the transactions contemplated hereby.  In addition, Seller shall have caused such creditors to provide Buyer at or prior to Closing with UCC termination statements as shall be required to release any Encumbrances affecting the Asset, which termination statements may be filed by Buyer only upon Seller’s receipt of the Purchase Price.  In the event that Buyer provides Seller with such termination statements prior to Closing and Seller does not receive the Purchase Price or the transactions contemplated hereby are not otherwise consummated, Buyer shall immediately return such termination statements to Buyer and shall destroy any and all copies thereof in Buyer’s possession.

7.5.	Certificates of Good Standing

At or prior to Closing, Seller shall have delivered to Buyer a short-form certificate issued by the Maryland Secretary of State evidencing the good standing of Seller, as of a date not more than thirty (30) days prior to the Closing Date, as a corporation organized under the laws of the State of Maryland.

7.6.	Secretary Certificate

Seller shall have delivered to Buyer a certificate executed by the Secretary of Seller and dated as of the Closing Date, as to the articles of incorporation and by-laws of Seller, the resolutions adopted by the board of directors of Seller in connection with this Agreement, and the incumbency of the CEO of Seller, along with copies of said articles, by-laws and resolutions attached as exhibits thereto (“Secretary Certificate”).

7.7.	CEO Certificate

Seller shall have delivered to Buyer a certificate executed by the CEO of Seller and dated as of the Closing Date, certifying to the fulfillment by Seller of the conditions set forth in Sections 7.1 through 7.4 (“CEO Certificate”).

8.	CLOSING

8.1.	Closing Procedures

Closing shall occur on no later than the fifth (5th) Business Day after the satisfaction or waiver of the conditions precedent set forth in Sections 6 and 7, but in no event later than December 31, 2007, unless otherwise agreed by the Parties in writing (the “Closing Date”).

8.2.	Deliveries by Seller

On or prior to the Closing Date, Seller shall deliver to Buyer the following:

8.2.1.  a Secretary’s Certificate, to the effect and substantially in the form of Exhibit B attached hereto and incorporated herein, as required by Section 7.6;

8.2.2.  a CEO Certificate, to the effect and substantially in the form of Exhibit C attached hereto and incorporated herein, as required by Section 7.7;

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8.2.3.  a Bill of Sale and Assignment of Rights to the effect and substantially in the form of Exhibit D attached hereto and incorporated herein, and such other instruments of transfer as Buyer shall reasonably require to have title to the Asset transferred to Buyer;

8.2.4.  a Letter from Southwest Bank of St. Louis in favor of Buyer to the effect and substantially in the form of Exhibit E attached hereto and incorporated herein;

8.2.5.  a Letter from Timothy J. Tegeler in favor of Buyer to the effect and substantially in the form of Exhibit F attached hereto and incorporated herein;

8.2.6.  a Letter from Lewis B. Shepley in favor of Buyer to the effect and substantially in the form of Exhibit G attached hereto and incorporated herein;

8.2.7.  all original documentation including, without limitation, decisions, opinions, judgments, maps, photographs, exhibits, legal descriptions, agreements, share certificates or other proofs of ownership, title or rights in or pertaining to the Asset and its underlying assets giving rise to the Asset, to the extent that originals are in Seller’s possession are reasonably accessible to Seller, or otherwise copies of such documentation shall suffice; and

8.2.8.  such other documentation as Buyer may reasonably request.

8.3.	Deliveries by Buyer

On or prior to the Closing Date, but in no event prior to Buyer’s receipt of Seller’s Closing deliveries set forth in Section 8.2, Buyer shall deliver the following:

8.3.1.  a wire transfer of the Purchase Price payable in accordance with Section 2.4;

8.3.2.  an Officer Certificate, to the effect and substantially in the form of Exhibit H attached hereto and incorporated herein, as required by Section 6.4; and

8.3.3. such other documents as Seller may reasonably request.

9.	SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1.	Survival of Representations

All representations, warranties, covenants, indemnities and other promises made by any Party to this Agreement herein or pursuant hereto shall also be deemed made on and through Closing as though such representations, warranties, covenants, indemnities and other promises were made on and as of such time, and all such representations, warranties, covenants, indemnities and other promises shall survive Closing and any investigation, audit or inspection at any time made by or on behalf of any Party for a period of two (2) years after the Closing Date.

9.2.	Indemnification by Seller

Subject to the conditions and provisions of this Section 9.2, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its Affiliates from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by Buyer or its Affiliates, directly or indirectly, by reason of or resulting from any Breach of any representation or warranty or noncompliance with any covenants given or made in this

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 Agreement by Seller or its Affiliates, or from any Liabilities of Seller relating to the Asset including, but not limited to, any Claim of any secured creditor of Seller including, without limitation, Southwest Bank of St. Louis, Timothy J. Tegeler, or Lewis B. Shepley.  Buyer's knowledge prior to  and through Closing of any inaccuracy or Breach of any representation, warranty or covenant made or to be performed by Seller under this Agreement or the agreements contemplated hereby shall not limit or affect any right of Buyer or its Affiliates to indemnification under this Section 9.2.

10.	EQUITABLE REMEDIES

Seller acknowledges and agrees that the Asset and the transactions contemplated hereby are unique, and that the harm to Buyer resulting from any Breach by Seller of its obligations hereunder cannot be adequately compensated by damages.  Accordingly, Seller agrees that Buyer shall be entitled, without the requirement of having to post a bond or other security, to equitable relief, including injunctive relief and specific performance in order to enforce its rights hereunder.  Such remedies will not be the exclusive remedies for any Breach by Seller, but will be in addition to all other remedies available, at law or in equity, to Buyer.

11.	TERMINATION

11.1.	Termination

This Agreement may be terminated at any time prior to Closing under any one or more of the following circumstances:

11.1.1.      by the mutual written consent of the Parties;

11.1.2.      by written notice of Buyer to Seller in accordance with Section 3.2.1;

11.1.3.      by written notice of Buyer to Seller, if any of the conditions precedent set forth in Section 7 have not been fulfilled by December 31, 2007, or after learning of a Breach of a representation or warranty by Seller which would cause the conditions set forth in Section 7.1 not to be satisfied, provided that Seller shall have a reasonable opportunity to cure such Breach prior to any termination by Buyer;

11.1.4.      by written notice of Seller to Buyer, if any of the conditions precedent set forth in Section 6 have not been fulfilled by the Closing Date, or after learning of a Breach of a representation or warranty by Seller which would cause the conditions set forth in Section 6.1 not to be satisfied, provided that Buyer shall have a reasonable opportunity to cure such Breach prior to any termination by Seller; or

11.1.5.      by either Party by written notice to the other Party, if (a) Closing has not occurred by December 31, 2007 and (b) the failure to close on or before the Closing Date did not result from the failure of the Party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that such Party is required to fulfill prior to Closing.

11.2.	Effect of Termination

In the event that this Agreement is terminated as provided in this Section 11.2, this Agreement shall forthwith become wholly void and of no effect, and the Parties shall be released from all obligations hereunder, other than except with respect to those terms and provisions which shall survive such termination as provided herein (including Section 3.1 with respect to confidentiality).

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12.	MISCELLANEOUS

12.1.	Further Assurances

Each Party agrees that, from time to time, whether before, at or after Closing, such Party will take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested by the other Party, in order to fully effectuate the purposes, intents, terms and conditions of this Agreement.

12.2.	Expenses

Subject to the indemnity provisions of Sections 9.2 and 12.3, each Party shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder including, without limitation, all attorneys’ and accounting costs, fees, disbursements and Taxes.

12.3.	No Brokers

Each Party represents and warrants to the other Party that such Party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement that will give rise to any unpaid Liability to any broker, finder or agent for any brokerage fees, finders’ fees or commissions with respect to the transactions contemplated by this Agreement, for which Seller or Buyer will be responsible after Closing.  Each Party agrees to indemnify, defend and hold harmless each other Party and its Affiliates from and against any and all Claims asserted against such Party or its Affiliates for any such broker fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

12.4.	No Third Party Rights

This Agreement is intended solely for the benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives, and is not intended to confer any benefit upon, or create any rights in favor of, any Person other than the Parties.

12.5.	Assignment

Buyer shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to an Affiliate or to designate any of its Affiliates (to the extent permitted by Law) to perform any of its obligations hereunder; provided, however, that Buyer shall remain liable to Seller for the satisfaction of Buyer’s obligations hereunder.  Except as set forth in the preceding sentence, neither Party may assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.  In no event shall the assignment by a Party of its rights or obligations under this Agreement, whether before, at or after Closing, release such Party from its obligations hereunder.

12.6.	Entire Agreement; Modification

This Agreement, together with its Exhibits, Schedules, the Confidentiality Agreement and the other documents specifically furnished pursuant hereto, constitute the entire agreement by and among the Parties with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments, promises or understandings with respect to the matters provided for herein.  In the event of any conflict between this Agreement and any Exhibit or Schedule to this Agreement, the Confidentiality Agreement and/or any other document specifically furnished pursuant hereto, this Agreement shall take precedence and its terms shall govern.

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No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Party against whom enforcement of such amendment, modification or discharge is sought.

12.7.	Remedies Cumulative; Waiver

The rights and remedies of the Parties are cumulative and not alternative.  No delay or failure on the part of any Party in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any Party unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

12.8.	Severability

If any term or provision of this Agreement, its Exhibits, Schedules, the Confidentiality Agreement or any other document specifically furnished pursuant hereto shall held by an authority of competent jurisdiction to be invalid or unenforceable in any respect, in whole or part, such term or provision shall be ineffective to the extent of such invalidity or unenforceability only, and shall not affect in any way the remaining terms or provisions of this Agreement, its Exhibits, Schedules, the Confidentiality Agreement or any other document specifically furnished pursuant hereto.

12.9.	Governing Law

This Agreement, the rights and obligations of the Parties, and any disputes arising from, under, based on or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles).

12.10.	Dispute Resolution

Any dispute between the Parties arising from, under, based on or relating to this Agreement shall be exclusively submitted to and resolved by confidential binding arbitration in, which shall be brought in St. Louis, Missouri, for any dispute brought by Buyer, and in Miami, Florida, for any dispute brought by Seller, and any such arbitration shall be conducted and arbitrator(s) shall be appointed in accordance with rules of the American Arbitration Association; provided, however, any request for equitable relief as provided for in this Agreement shall be brought before the courts of the State of Missouri if brought by Buyer or the State of Florida if brought by Seller, or they have or can acquire jurisdiction, in the United States District Court for the Eastern District of Missouri if brought by Buyer or in the United States District Court for the Southern District of Florida if brought by Seller, and the Parties expressly consent to the jurisdiction of such courts and expressly waive any objection to venue laid therein for such purposes.  The Parties agree that process in any such proceeding described in the preceding sentence may be served on any Party, anywhere in the world.  In the event of any dispute between the Parties relating to this Agreement, the prevailing Party (as determined by a court of competent jurisdiction), whether at law or in equity, shall be reimbursed by the other Party for reasonable attorneys’ fees and costs related to any such dispute.

12.11.	Notices

All notices, demands, requests, or other communications which may be or are required to be delivered to any Party pursuant to this Agreement shall be in writing and shall be either (a) hand delivered, (b) sent

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by courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) transmitted by facsimile, addressed as follows (as changed from time to time by each Party, respectively, in writing):

If to Buyer:

Attn: Mark Entwistle, Manager
Clarinbridge, LLC
c/o 1000 East Williams Street, Suite 204
Carson City, Nevada 89701
Facsimile: (913) 851-0713

With a copy (which shall not constitute notice to Buyer) to:

Scott R. Jablonski, Esq.
The Law Firm of Scott R. Jablonski, P.L.
1200 West Avenue, Suite 306
Miami Beach, Florida 33139
Facsimile: (305) 397-0956

If to Seller:

Attn: Timothy J. Tegeler
Siboney Corporation
325 North Kirkwood Road, Suite 300
St. Louis, Missouri 63122
Facsimile: (314) 822-3197

With a copy (which shall not constitute notice to Seller) to:

Thomas A. Litz
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Facsimile: (314) 552-7072

Notices shall be deemed to be duly given on the date of receipt when received by 5:00 p.m. EST; provided, however, if any notice is received on a date that is not a Business Day, then such notice shall be due, and shall be deemed to be duly given when received, by 5:00 p.m. EST on the next succeeding Business Day.

12.12.	Headings

Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

12.13.	Interpretation

For purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (c) references to Sections and Exhibits, unless otherwise specified, shall be construed as references to Section and Exhibits of this Agreement, (d) the word “including” and words of similar import when used in this Agreement shall mean “including,

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without limitation,” unless the context otherwise requires or unless otherwise specified, (e) the word “or” shall not be exclusive, and (f) the provisions hereof shall apply, when appropriate, to successive events and transactions.

12.14.	Both Parties as Drafters; Authorization

Each Party agrees that: (a) it has carefully read and understands the effect of this Agreement; (b) it has retained or was given the opportunity to retain the assistance of separate counsel in carefully reviewing, discussing and construing all terms of this Agreement; (c) its counsel, where retained, has read and considered this Agreement and has advised it concerning the effect of executing this Agreement; (d) in executing this Agreement, it has not relied upon any representation, understanding or agreement not expressly set forth herein; (e) it (or its Affiliates) have not made any representations to the other Party or its Affiliates that is not expressly set forth herein and further, but not in limitation of the foregoing, it has made no representations to the other Party which relate to or affect the consideration, cause or any condition for which this Agreement is entered into, which representations have not been expressly embodied herein; (f) it executes this Agreement as its free and voluntary act, without duress, coercion or undue influence exerted by or on behalf of a Party or any other party; and (g) it (or its Affiliates) has full and complete authorization and power to execute this Agreement.  This Agreement shall, therefore, be deemed and treated as if drafted by both of the Parties, and no term, condition or provision of this Agreement shall be construed more strictly against either Party.

12.15.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the originally signed copy for all purposes.  Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

12.16.	Enforceability

The obligations of the Parties hereunder and the provisions of this Agreement which by their nature survive the termination of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Parties and their valid heirs, successors, permitted assigns and legal representatives.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the Effective Date.

BUYER:

CLARINBRIDGE, LLC,
a Nevada limited liability company

By: /s/ Mark Entwistle
Name: Mark Entwistle
Title: Manager
Date: 12/19/2007

SELLER:

SIBONEY CORPORATION,
a Maryland corporation

By: /s/ Timothy J. Tegeler
Name: Timothy J. Tegeler
Title: CEO
Date: 12/19/2007

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EXHIBIT A

Description of the Asset

That certain Claim No. CU-2510 against the Republic of Cuba issued in the name of SIBONEY CORPORATION, a Maryland corporation, said claim being certified in the amount of TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND SIXTY EIGHT DOLLARS AND NO CENTS (USD$2,454,068.00), together with interest entitled thereupon said amount at 6% per annum running from November 23, 1959 to date of settlement, as certified by the United States Foreign Claims Settlement Commission of the United States Department of Justice, In the Matter of SIBONEY CORPORATION (Decision No. CU-5906), dated October 20, 1971, as published by the United States Foreign Claims Settlement Commission of the United States Department of Justice and rendered pursuant to Title V of the International Claims Settlement Act of 1949, 22 U.S.C. 1621 et seq., together with all rights, title, interests, warranties, guarantees, licenses, powers, authorities, permits, actions, awards, damages, retribution, restitution, monies, compensation, paybacks, proceeds, rents, issues, profits and any other form of benefit, of, in the favor of or owing, from the beginning of time until forever, SIBONEY CORPORATION and its successors and assigns, therein, pertaining thereto or by virtue thereof, or resulting from any settlement thereof, under the laws of the United States of America, the Republic of Cuba, international law or any other applicable laws, rules or regulations, but specifically excluding any right, title and interest which SIBONEY CORPORATION has or may have in the underlying leasehold and other property from which Claim No. CU-2510 against the Republic of Cuba arose.

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EXHIBIT B

Form of Secretary Certificate

SECRETARY CERTIFICATE

THIS SECRETARY’S CERTIFICATE (this “Certificate”) is delivered to CLARINBRIDGE, LLC, a Nevada limited liability company (“Buyer”), pursuant to Section 7.6 of that certain Asset Purchase Agreement dated as of December 19, 2007 (the “Purchase Agreement”), by and among Buyer and SIBONEY CORPORATION (“Seller”).

The undersigned certifies to the best of [her/his] actual knowledge that:

1.           Attached hereto as Exhibit 1 is a true, correct and complete copy of Seller’s Articles of Incorporation as in effect on and as of the date hereof, including all amendments and modifications thereto as of the date hereof (the “Articles”).  No amendment to or restatement of the Articles has been filed as of the date hereof, and no action has been taken by Seller or its Affiliates in contemplation of the filing of any amendment to or restatement of the Articles.  No proceeding for the dissolution, merger, consolidation or liquidation of Seller or for the sale of all or substantially all of its assets is pending, or, to the best of my knowledge, threatened, and no such proceeding is contemplated by Seller.

2.           Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of Seller, as in effect on and as of the date hereof, including all amendments and modifications thereto as of the date hereof.

3.           Attached hereto as Exhibit 3 is a true, correct and complete copy of resolutions duly adopted by Seller’s board of directors as of the date hereof in connection with the Purchase Agreement, at which meeting a quorum was at all times present in person and acting or unanimous consent was obtained where appropriate, and which resolutions have not been modified or rescinded since their adoption and are in full force and effect as of the date hereof.

4.           The following named individuals are duly elected (or appointed) and acting officers of Seller, and hold, and at all times since their election or appointment have held, the offices set forth opposite their respective names as of the date hereof, and the signatures set opposite the respective names and titles of said officers are their true and authentic signatures.  Each such officer is authorized to execute the Purchase Agreement and the certificates, agreements and other documents to be delivered by the Purchaser in connection therewith.

Name	Title	Specimen Signatures
Timothy J. Tegeler William D. Edwards, Jr. Rebecca M. Braddock	CEO CFO Secretary	___________________________ ___________________________ ___________________________

5.           Each person who, as an officer of Seller, signed the Purchase Agreement and the certificates, agreements and other documents to be delivered by Seller, together with any and all amendments thereto, was duly elected or appointed, qualified and acting as such officer of Seller at the time of the signing thereof and was duly authorized to sign such document on behalf of Seller, and the signature of such person appearing on each such document is the genuine signature of such officer.

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6.           Attached hereto as Exhibit 4 is a short-form good standing certificate from the Secretary of the State of Maryland.  Such certificate certifies that Seller is currently existing and qualified as a corporation in good standing and qualified to do business in such jurisdiction and has paid all required franchise taxes and other fees that are due and payable.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of Seller as of this 19th day of December, 2007.

/s/ Rebecca M. Braddock
Name:   Rebecca M. Braddock
Title:      Secretary, Siboney Corporation

I, Timothy J. Tegeler, CEO of Seller, hereby certify that Rebecca M. Braddock is the duly elected, qualified and acting Secretary of Seller and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of this 19th day of December, 2007.

/s/ Timothy J. Tegeler
Name:   Timothy J. Tegeler
Title:       CEO, Siboney Corporation

[ATTACH EXHIBITS 1 THROUGH 4]

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EXHIBIT C

Form of CEO Certificate

CEO CERTIFICATE

THIS CEO CERTIFICATE (this “Certificate”) is delivered to CLARINBRIDGE, LLC, a Nevada limited liability company (“Buyer”), pursuant to Section 7.7 of that certain Asset Purchase Agreement dated as of December 19, 2007 (the “Purchase Agreement”), by and among Buyer and SIBONEY CORPORATION (“Seller”).

The undersigned hereby certifies that he is the duly appointed CEO of Seller, and that Seller is the original, current and sole owner of all title, rights and interest in the Asset that is the subject of and defined in the Purchase Agreement, and that, to the best of his knowledge, that the representations and warranties of Seller in Section 4 of and elsewhere in the Purchase Agreement as they pertain to Seller and the Asset are true and complete on the date hereof in all material respects, and that Seller has performed and complied with all agreements, covenants and conditions required under the Purchase Agreement to be performed by Seller.

The undersigned gives this Certificate to the best of his actual knowledge.

IN WITNESS WHEREOF, I have signed this Certificate this 19th day of December, 2007.

/s/ Timothy J. Tegeler
Name:   Timothy J. Tegeler
Title:       CEO, Siboney Corporation

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EXHIBIT D

Form of Bill of Sale and Assignment of Rights

BILL OF SALE AND ASSIGNMENT OF RIGHTS

FOR GOOD AND VALUABLE CONSIDERATION, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 8.2.3 of that certain Asset Purchase Agreement dated as of December 19, 2007 (the “Purchase Agreement”), to which CLARINBRIDGE, LLC, a Nevada limited liability company (“Buyer”), and SIBONEY CORPORATION, a Maryland corporation (“Seller”), are parties, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, effective as of 2:02 p.m. (EST) on December 21, 2007 (the “Effective Time”), all of Seller’s right, title and interest in the asset (“Asset”) as more particularly described as

That certain Claim No. CU-2510 against the Republic of Cuba issued in the name of SIBONEY CORPORATION, a Maryland corporation, said claim being certified in the amount of TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND SIXTY EIGHT DOLLARS AND NO CENTS (USD$2,454,068.00), together with interest entitled thereupon said amount at 6% per annum running from November 23, 1959 to date of settlement, as certified by the United States Foreign Claims Settlement Commission of the United States Department of Justice, In the Matter of SIBONEY CORPORATION (Decision No. CU-5906), dated October 20, 1971, as published by the United States Foreign Claims Settlement Commission of the United States Department of Justice and rendered pursuant to Title V of the International Claims Settlement Act of 1949, 22 U.S.C. 1621 et seq., together with all rights, title, interests, warranties, guarantees, licenses, powers, authorities, permits, actions, awards, damages, retribution, restitution, monies, compensation, paybacks, proceeds, rents, issues, profits and any other form of benefit, of, in the favor of or owing, from the beginning of time until forever, SIBONEY CORPORATION and its successors and assigns, therein, pertaining thereto or by virtue thereof, or resulting from any settlement thereof, under the laws of the United States of America, the Republic of Cuba, international law or any other applicable laws, rules or regulations, but specifically excluding any right, title and interest which SIBONEY CORPORATION has or may have in the underlying leasehold and other property from which Claim No. CU-2510 against the Republic of Cuba arose

(collectively, the “Transferred Items”).

Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Transferred Items hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s title to the Transferred Items and, at the request of Buyer, to execute and deliver further instruments of transfer and assignment and take such other actions as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Transferred Items, all at the sole cost and expense of Seller.  Without limiting any of the foregoing, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time: (a) to demand, receive and collect any and all of the Transferred Items and to give receipts and releases for and with respect to the same, or any part thereof; (b) to institute and prosecute, in the name of Seller or otherwise if necessary, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Transferred Items and in order to enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and (c) to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the

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Transferred Items and to use Seller’s name, if necessary and subject to that certain Letter Agreement on Disclosure of Confidential and Proprietary Information effective as of October 29, 2007 and entered into by Buyer and Seller and made a part of the Purchase Agreement, in such manner as Buyer may reasonably deem necessary for the collection and recovery of same, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

The terms of the Purchase Agreement including, but not limited to, Seller’s representations, warranties, covenants, agreements and indemnities relating to the Transferred Items, are incorporated herein by this reference.  Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment of Rights as of this 19th day of December, 2007.

SIBONEY CORPORATION,
a Maryland corporation

By: /s/ Timothy J. Tegeler
Name: Timothy J. Tegeler
Title: CEO

[INSERT NOTARY SEAL AND SIGNATURE]

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EXHIBIT E

Form of Consent Letter of Southwest Bank of St. Louis

 [LETTERHEAD OF SOUTHWEST BANK OF ST. LOUIS]

December 20, 2007

Attn: Mark Entwistle, Manager
Clarinbridge, LLC
c/o 1000 East Williams Street, Suite 204
Carson City, Nevada 89701
Facsimile: (913) 851-0713

Re:           Purchase by Clarinbridge, LLC (“Buyer”) of Certain Asset from Siboney Corporation (“Debtor”)

Dear Mr. Entwistle:

The undersigned certifies that [he/she] is a duly appointed and authorized representative of Southwest Bank of St. Louis (the “Secured Party”).  The Secured Party acknowledges that Buyer and Debtor have entered into a certain Asset Purchase Agreement (the “Purchase Agreement”) whereby Buyer is purchasing the following asset of Debtor (the “Asset”):

That certain Claim No. CU-2510 against the Republic of Cuba issued in the name of SIBONEY CORPORATION, a Maryland corporation, said claim being certified in the amount of TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND SIXTY EIGHT DOLLARS AND NO CENTS (USD$2,454,068.00), together with interest entitled thereupon said amount at 6% per annum running from November 23, 1959 to date of settlement, as certified by the United States Foreign Claims Settlement Commission of the United States Department of Justice, In the Matter of SIBONEY CORPORATION (Decision No. CU-5906), dated October 20, 1971, as published by the United States Foreign Claims Settlement Commission of the United States Department of Justice and rendered pursuant to Title V of the International Claims Settlement Act of 1949, 22 U.S.C. 1621 et seq., together with all rights, title, interests, warranties, guarantees, licenses, powers, authorities, permits, actions, awards, damages, retribution, restitution, monies, compensation, paybacks, proceeds, rents, issues, profits and any other form of benefit, of, in the favor of or owing, from the beginning of time until forever, SIBONEY CORPORATION and its successors and assigns, therein, pertaining thereto or by virtue thereof, or resulting from any settlement thereof, under the laws of the United States of America, the Republic of Cuba, international law or any other applicable laws, rules or regulations, but specifically excluding any right, title and interest which SIBONEY CORPORATION has or may have in the underlying leasehold and other property from which Claim No. CU-2510 against the Republic of Cuba arose.

The Secured Party further acknowledges that it is a party with Debtor to the following agreements for or through which substantially all of Debtor’s assets have been pledged as collateral in favor of the Secured Party including, but not limited to, the Asset: Letter Agreement dated April 2, 2007; Promissory Note dated April 2, 2007 on Loan 120300954-10000; Promissory Note dated April 2, 2007 on Loan 120300954-22003; Subordination Agreement dated March 21, 2007 in respect of Timothy J. Tegeler; Subordination Agreement dated March 21, 2007 in respect of Lewis B. Shepley; General Business Security Agreement dated June 1, 2003; Line of Credit Note dated January 5, 2001; Variable Rate Note dated January 5, 2001; Security Agreement – Accounts dated January 5, 2001; Security

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Agreement – Inventory dated January 5, 2001; Security Agreement – Equipment dated January 5, 2000; and Security Agreement dated June 12, 1997 (collectively, the “Security Agreements”).

For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, upon Secured Party’s receipt of $1,000,000.00 in the Debtor’s Account (as defined below), the Secured Party’s lien on the Asset shall be released, and Secured Party shall file the Uniform Commercial Code termination statement enclosed herewith.  Furthermore, the Secured Party hereby provides its written consent to the sale of the Asset contemplated by the Purchase Agreement, and Buyer shall be entitled to rely on such consent in all cases to that effect.

Payment shall be made to the following account (the “Account”) by wire transfer pursuant to the following instructions:

Southwest Bank of St. Louis
13205 Manchester Road
St. Louis, MO 63131
ABA # 081000980
For the account of
Siboney Corporation
325 N. Kirkwood Rd. #300
St. Louis, MO 63122
Account # 32038534

This letter shall not operate to release Debtor from any of the indebtedness secured by the Security Agreements and all terms of the Security Documents and any other agreements in favor of Secured Party (except for the release of the Secured Party’s lien on the Asset) shall remain in full force and effect.

Sincerely,

SOUTHWEST BANK OF ST. LOUIS

By: /s/ Susan L. Bentele
Name:    Susan L. Bentele
Title:       Senior Vice President

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EXHIBIT F

Form of Consent Letter of Timothy J. Tegeler

 [PERSONAL LETTERHEAD OF TIMOTHY J. TEGELER]

December 19, 2007

Attn: Mark Entwistle, Manager
Clarinbridge, LLC
c/o 1000 East Williams Street, Suite 204
Carson City, Nevada 89701
Facsimile: (913) 851-0713

Re:           Purchase by Clarinbridge, LLC (“Buyer”) of Certain Asset from Siboney Corporation (“Debtor”)

Dear Mr. Entwistle:

The undersigned certifies that he is a secured party in relation to Debtor (the “Secured Party”).  The Secured Party acknowledges that Buyer and Debtor have entered into a certain Asset Purchase Agreement (the “Purchase Agreement”) whereby Buyer is purchasing the following asset of Debtor (the “Asset”):

That certain Claim No. CU-2510 against the Republic of Cuba issued in the name of SIBONEY CORPORATION, a Maryland corporation, said claim being certified in the amount of TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND SIXTY EIGHT DOLLARS AND NO CENTS (USD$2,454,068.00), together with interest entitled thereupon said amount at 6% per annum running from November 23, 1959 to date of settlement, as certified by the United States Foreign Claims Settlement Commission of the United States Department of Justice, In the Matter of SIBONEY CORPORATION (Decision No. CU-5906), dated October 20, 1971, as published by the United States Foreign Claims Settlement Commission of the United States Department of Justice and rendered pursuant to Title V of the International Claims Settlement Act of 1949, 22 U.S.C. 1621 et seq., together with all rights, title, interests, warranties, guarantees, licenses, powers, authorities, permits, actions, awards, damages, retribution, restitution, monies, compensation, paybacks, proceeds, rents, issues, profits and any other form of benefit, of, in the favor of or owing, from the beginning of time until forever, SIBONEY CORPORATION and its successors and assigns, therein, pertaining thereto or by virtue thereof, or resulting from any settlement thereof, under the laws of the United States of America, the Republic of Cuba, international law or any other applicable laws, rules or regulations, but specifically excluding any right, title and interest which SIBONEY CORPORATION has or may have in the underlying leasehold and other property from which Claim No. CU-2510 against the Republic of Cuba arose.

The Secured Party further acknowledges that it is a party with Debtor to the following agreements for or through which substantially all of Debtor’s assets have been pledged as collateral in favor of the Secured Party including, but not limited to, the Asset: Note and Warrant Purchase Agreement dated March 21, 2007; Subordination Agreement dated March 21, 2007 in respect of Timothy J. Tegeler; 10% Subordinated Secured Promissory Note dated March 21, 2007; and Security Agreement dated March 21, 2007 (collectively, the “Security Agreements”).

For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, upon Debtor’s receipt of the Purchase Price (as that term is defined in the Purchase Agreement), the Secured Party does hereby consent to the release of the Asset from the lien of the Security Agreements, and authorizes Buyer to file the

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Uniform Commercial Code termination statements enclosed herewith.  Furthermore, the Secured Party hereby provides its written consent to the transactions contemplated by the Purchase Agreement, and Buyer shall be entitled to rely on such consent in all cases to that effect.  This letter shall not operate to release Debtor from any of the indebtedness secured by the Security Agreements

Sincerely,

/s/ Timothy J. Tegeler
Timothy J. Tegeler

Cc:  Scott R. Jablonski, Esq.

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EXHIBIT G

Form of Consent Letter of Lewis B. Shepley

 [PERSONAL LETTERHEAD OF LEWIS B. SHEPLEY]

December 19, 2007

Attn: Mark Entwistle, Manager
Clarinbridge, LLC
c/o 1000 East Williams Street, Suite 204
Carson City, Nevada 89701
Facsimile: (913) 851-0713

Re:           Purchase by Clarinbridge, LLC (“Buyer”) of Certain Asset from Siboney Corporation (“Debtor”)

Dear Mr. Entwistle:

The undersigned certifies that he is a secured party in relation to Debtor (the “Secured Party”).  The Secured Party acknowledges that Buyer and Debtor have entered into a certain Asset Purchase Agreement (the “Purchase Agreement”) whereby Buyer is purchasing the following asset of Debtor (the “Asset”):

That certain Claim No. CU-2510 against the Republic of Cuba issued in the name of SIBONEY CORPORATION, a Maryland corporation, said claim being certified in the amount of TWO MILLION FOUR HUNDRED FIFTY FOUR THOUSAND SIXTY EIGHT DOLLARS AND NO CENTS (USD$2,454,068.00), together with interest entitled thereupon said amount at 6% per annum running from November 23, 1959 to date of settlement, as certified by the United States Foreign Claims Settlement Commission of the United States Department of Justice, In the Matter of SIBONEY CORPORATION (Decision No. CU-5906), dated October 20, 1971, as published by the United States Foreign Claims Settlement Commission of the United States Department of Justice and rendered pursuant to Title V of the International Claims Settlement Act of 1949, 22 U.S.C. 1621 et seq., together with all rights, title, interests, warranties, guarantees, licenses, powers, authorities, permits, actions, awards, damages, retribution, restitution, monies, compensation, paybacks, proceeds, rents, issues, profits and any other form of benefit, of, in the favor of or owing, from the beginning of time until forever, SIBONEY CORPORATION and its successors and assigns, therein, pertaining thereto or by virtue thereof, or resulting from any settlement thereof, under the laws of the United States of America, the Republic of Cuba, international law or any other applicable laws, rules or regulations, but specifically excluding any right, title and interest which SIBONEY CORPORATION has or may have in the underlying leasehold and other property from which Claim No. CU-2510 against the Republic of Cuba arose.

The Secured Party further acknowledges that it is a party with Debtor to the following agreements for or through which substantially all of Debtor’s assets have been pledged as collateral in favor of the Secured Party including, but not limited to, the Asset: Note and Warrant Purchase Agreement dated March 21, 2007; Subordination Agreement dated March 21, 2007 in respect of Lewis B. Shepley; 10% Subordinated Secured Promissory Note dated March 21, 2007; and Security Agreement dated March 21, 2007  (collectively, the “Security Agreements”).

For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, upon Debtor’s receipt of the Purchase Price (as that term is defined in the Purchase Agreement), the Secured Party does hereby consent to the release of the Asset from the lien of the Security Agreements, and authorizes Buyer to file the Uniform Commercial Code termination statements enclosed herewith.  Furthermore, the Secured Party hereby

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provides its written consent to the transactions contemplated by the Purchase Agreement, and Buyer shall be entitled to rely on such consent in all cases to that effect.  This letter shall not operate to release Debtor from any of the indebtedness secured by the Security Agreements.

Sincerely,

/s/ Lewis B. Shepley
Lewis B. Shepley

Cc:   Scott R. Jablonski, Esq.

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EXHIBIT H

Form of Officer Certificate

OFFICER CERTIFICATE

THIS OFFICER CERTIFICATE (this “Certificate”) is delivered to SIBONEY CORPORATION, a Maryland corporation (“Seller”), pursuant to Section 6.4 of that certain Asset Purchase Agreement dated as of December 19, 2007 (the “Purchase Agreement”), by and among Seller and CLARINBRIDGE, LLC, a Nevada limited liability company (“Buyer”).

The undersigned hereby certifies that he is the duly appointed sole Manager of Buyer and that the representations and warranties of Buyer in Section 5 of and elsewhere in the Purchase Agreement as they pertain to Buyer are true and complete on the date hereof in all material respects, and that Buyer has performed and complied with all agreements, covenants and conditions required under the Purchase Agreement to be performed by Buyer.

The undersigned gives this Certificate, to the best of his actual knowledge, as an officer of Buyer and not in his individual capacity.

IN WITNESS WHEREOF, I have signed this Certificate this 19th day of December, 2007.

CLARINBRIDGE, LLC,
a Nevada limited liability company

By: /s/ Mark Entwistle
Name: Mark Entwistle
Title: Manager

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SCHEDULE 4.5

ENCUMBRANCES

1.
Southwest Bank of St. Louis, pursuant to the following: Letter Agreement dated April 2, 2007; Promissory Note dated April 2, 2007 on Loan 120300954-10000; Promissory Note dated April 2, 2007 on Loan 120300954-22003; Subordination Agreement dated March 21, 2007 in respect of Timothy J. Tegeler; Subordination Agreement dated March 21, 2007 in respect of Lewis B. Shepley; General Business Security Agreement dated June 1, 2003; Line of Credit Note dated January 5, 2001; Variable Rate Note dated January 5, 2001; Security Agreement – Accounts dated January 5, 2001; Security Agreement – Inventory dated January 5, 2001; Security Agreement – Equipment dated January 5, 2000; and Security Agreement dated June 12, 1997.

2.
Timothy J. Tegeler, pursuant to the following: Note and Warrant Purchase Agreement dated March 21, 2007; Subordination Agreement dated March 21, 2007 in respect of Timothy J. Tegeler; 10% Subordinated Secured Promissory Note dated March 21, 2007; and Security Agreement dated March 21, 2007.

3.
Lewis B. Shepley, pursuant to the following: Note and Warrant Purchase Agreement dated March 21, 2007; Subordination Agreement dated March 21, 2007 in respect of Lewis B. Shepley; 10% Subordinated Secured Promissory Note dated March 21, 2007; and Security Agreement dated March 21, 2007.

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SCHEDULE 7.4

MATERIAL CONSENTS

1.	Southwest Bank of St. Louis

2.	Timothy J. Tegeler

3.	Lewis B. Shepley

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